MANAGEMENT AGREEMENT



      THIS  MANAGEMENT  AGREEMENT is made between  FRANKLIN  TEMPLETON  GLOBAL
TRUST, a Delaware business trust (successor to Franklin Templeton Global Trust, a Massachusetts business trust formerly known as Huntington Funds), hereinafter called the "Trust," on behalf of its various separate series, and FRANKLIN ADVISERS, INC., a California corporation, hereinafter called the "Manager."

      WHEREAS, the Trust has been organized and intends to operate as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statements under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented;

      WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment manager and to have an investment manager perform various management, statistical, research, investment advisory and other services for each of the funds currently or hereafter organized as separate series of the Trust (the "Fund" or together, the "Funds"); and

      WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering management, investment advisory, counselling and supervisory services to investment companies and other investment counselling clients, and desires to provide these services to the Funds.

      NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

      l. EMPLOYMENT OF THE MANAGER. The Trust hereby employs the Manager to manage the investment and reinvestment of each Fund's assets and to administer its affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Funds in any way or otherwise be deemed an agent of the Funds or the Trust.

      2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE MANAGER. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

            A. ADMINISTRATIVE SERVICES. The Manager shall furnish each Fund adequate (i) office space, which may be space within the offices of the Manager or in such other place as may be agreed upon from time to time, (ii) office furnishings, facilities and equipment as may be reasonably required for managing the affairs and conducting the business of the Funds, including conducting correspondence and other communications with the shareholders of the Funds,  maintaining  all  internal  bookkeeping,  accounting  and auditing services and records in connection with the Funds' investment and business activities. The Manager shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. The Manager shall also compensate all officers and employees of the Trust who are officers or employees of the Manager or its affiliates.

            B.    INVESTMENT MANAGEMENT SERVICES.

                  (a) The Manager shall manage each Fund's assets subject to and in accordance with the respective investment objectives and policies of each Fund and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Manager shall make all determinations with respect to the investment of each Fund's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to each Fund's investment securities shall be exercised. The Manager shall render or cause to be rendered regular reports to the Trust, at regular meetings of its Board of Trustees and at such other times as may be reasonably requested by the Trust's Board of Trustees, of (i) the decisions made with respect to the investment of each Fund's assets and the purchase and sale of their investment securities, (ii) the reasons for such decisions, and (iii) the extent to which those decisions have been implemented.

                  (b) The Manager, subject to and in accordance with any directions which the Trust's Board of Trustees may issue from time to time, shall place, in the name of each Fund, orders for the execution of the Fund's securities transactions. When placing such orders the Manager shall seek to obtain the best net price and execution for the Funds, but this requirement shall not be deemed to obligate the Manager to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers or dealers are equally able to provide such best price and execution and that, in selecting among such brokers or dealers with respect to particular trades, it is desirable to choose those brokers or dealers who furnish research, statistical quotations and other information to the Funds and the Manager in accord with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board of Trustees determines that the Funds will benefit, directly or indirectly, by doing so, the Manager may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e) (3) of the Securities Exchange Act of 1934) provided by that broker.

Accordingly, the Trust and the Manager agree that the Manager shall select brokers for the execution of each Fund's transactions from among:

                        (i) those brokers and dealers who provide quotations and other services to the Funds, specifically including the quotations necessary to determine the Funds' net assets, in such amount of total brokerage as may reasonably be required in light of such services; and

                        (ii) those brokers and dealers who supply research, statistical and other data to the Manager or its affiliates which the Manager or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Funds, or which place the Manager in a better position to make decisions in connection with the management of each Fund's assets and securities, whether or not such data may also be useful to the Manager and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required. Provided that the Trust's officers are satisfied that the best execution is obtained, the sale of shares of the Funds may also be considered as a factor in the selection of broker-dealers to execute the Funds' portfolio transactions.

                  (c) It is acknowledged that the Manager may contract with one or more firms to undertake some or all of the manager's investment management services as set forth herein pursuant to an agreement which is subject to substantially the same provisions as contained in paragraphs 6, 7 and 10 herein.

                  (d) When the Manager has determined that any of the Funds should tender securities pursuant to a "tender offer solicitation," Franklin/Templeton Distributors, Inc. ("Distributors") shall be designated as the "tendering dealer" so long as it is legally permitted to act in such capacity under the federal securities laws and rules thereunder and the rules of any securities exchange or association of which Distributors may be a member. Neither the Manager nor Distributors shall be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Manager or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless the applicable Fund shall enter into an agreement with the Manager and/or Distributors to reimburse them for all such expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

                  (e) The Manager shall render regular reports to the Trust, not more frequently than quarterly, of how much total brokerage business has been placed by the Manager with brokers falling into each of the categories referred to above and the manner in which the allocation has been accomplished.

                  (f) The Manager agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's paramount duty to obtain the best net price and execution for each Fund.

            C.    PROVISION  OF  INFORMATION  NECESSARY  FOR  PREPARATION  OF
SECURITIES REGISTRATION STATEMENTS - AMENDMENTS AND OTHER MATERIALS. The Manager, its officers and employees will make available and provide accounting and statistical information required by the Funds in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Funds may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Funds' shares.

            D. OTHER OBLIGATIONS AND SERVICES. The Manager shall make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Funds and their investment activities.

      3. EXPENSES OF THE FUNDS. It is understood that each Fund will pay all of its own expenses other than those expressly assumed by the Manager herein, which expenses payable by the Funds shall include:

            A.    Fees and expenses paid to the Manager as provided herein;

            B.    Expenses of all audits by independent public accountants;

            C. Expenses of transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services, including the expenses of issue, repurchase or redemption of their shares;

            D. Expenses of obtaining quotations for calculating the value of each Fund's net assets;

            E. Salaries and other compensations of executive officers of the Trust who are not officers, directors, stockholders or employees of the Manager or its affiliates;

            F.    Taxes levied against the Fund;

            G. Brokerage fees and commissions in connection with the purchase and sale of securities for each Fund;

            H.    Costs, including the interest expense, of borrowing money;

            I. Costs incident to meetings of Board of Trustees and shareholders of each Fund, reports to each Fund's shareholders, the filing of reports with regulatory bodies and the maintenance of each Fund's and the Trust's legal existence;

            J.    Legal  fees,   including  the  legal  fees  related  to  the
registration and continued qualification of each Fund's shares for sale;

            K.    Trustees'   fees  and  expenses  to  trustees  who  are  not
directors, officers, employees or stockholders of the Manager or any of its affiliates;

            L. Costs and expense of registering and maintaining the registration of the Funds and their shares under federal and any applicable state laws; including the printing and mailing of prospectuses to their shareholders;

            M.    Trade association dues; and

            N. Each Fund's pro rata portion of fidelity bond, errors and omissions, and trustees and officer liability insurance premiums.

      4. COMPENSATION OF THE MANAGER. Each Fund shall pay a monthly management fee in cash to the Manager based upon a percentage of the value of the respective Fund's net assets, calculated as set forth below, as compensation for the services rendered and obligations assumed by the Manager, during the preceding month, on the first business day of the month in each year. The initial management fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement, and shall be reduced by the amount of any advance payments made by the Funds relating to the previous month.

            A. For purposes of calculating such fee, the value of the net assets of each Fund shall be the average daily net assets of each Fund during each month, determined in the same manner as each Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Trust's current prospectus and statement of additional information. The rate of the monthly fee payable to the Manager by each of the Funds shall be based upon the following annual rates:

      0.65% of the value of the average daily net assets of each of the Franklin Templeton Global Currency Fund, the Franklin Templeton High Income Currency Fund, and the Franklin Templeton Hard Currency Fund; and

      0.55% of the value of the average daily net assets of the Franklin Templeton German Government Bond Fund.

            B. The management fee payable by a Fund shall be reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith as set forth in paragraph 2. B. (c) of this Agreement and to the extent necessary to comply with the limitations on expenses which may be borne by the Fund as set forth in the laws, regulations and administrative interpretations of those states in which the Fund's shares are registered. The Manager may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Manager shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of a Fund's expenses, as if such waiver or limitation were full set forth herein.

            C. If this Agreement is terminated prior to the end of any month, the management fee shall be paid to the date of termination.

      5. ACTIVITIES OF THE MANAGER. The services of the Manager to the Funds hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Trust and Section 10(a) of the 1940 Act, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders; that directors, officers, agents or stockholders of the Manager or its affiliates are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Funds as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act.

      6.    LIABILITIES OF THE MANAGER.

            A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or any of the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by any of the Funds.

            B. Notwithstanding the foregoing the Manager agrees to reimburse the Trust for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Trust incurs as the result of action or inaction of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the stock or control of the Manager or its affiliates (or litigation related to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or,
(ii) is within the control of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders. The Manager shall not be obligated, pursuant to the provisions of this Subparagraph 6 B., to reimburse the Trust for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a shareholder seeking to recover all or a portion of the proceeds derived by any stockholder of the Manager or any of its affiliates from the sale of his shares of the Manager, or similar matters. So long as this Agreement is in effect, the Manager shall pay to the Trust the amount due for expenses subject to this Subparagraph 6 B. within 30 days after a bill or statement has been received by the Manager therefor. This provision shall not be deemed to be a waiver of any claim the Trust may have or may assert against the Manager or others for costs, expenses or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.

            C. No provision of this Agreement shall be construed to protect any trustee or officer of the Trust, or director or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

      7.    RENEWAL AND TERMINATION.

            A. This Agreement shall become effective on the date written below and shall continue in effect for two (2) years thereafter, unless sooner terminated as hereinafter provided and shall continue in effect thereafter as to each Fund for periods not exceeding one (1) year so long as such continuation is approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Fund or by a vote of the Board of Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on the Agreement.

            B.    This Agreement:

                  (i) may at any time be terminated with respect to any of the Funds without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on 60 days' written notice to the Manager;

                  (ii) shall immediately terminate with respect to all of the Funds in the event of its assignment; and

                  (iii) may be terminated by the Manager with respect to any of the Funds on 60 days' written notice to the applicable Fund.

            C. As used in this Paragraph the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act.

            D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

      8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      10. LIMITATION OF LIABILITY. The Manager acknowledges that it has received notice of and accepts the limitations of each Fund's liability as set forth in its Agreement and Declaration of Trust. The Manager agrees that each Fund's obligations hereunder shall be limited to the assets of the Fund, and that the Manager shall not seek satisfaction of any such obligation from any shareholders, of the Fund nor from any trustee, officer, employee or agent of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the 28TH day of AUGUST , 1996.



FRANKLIN TEMPLETON GLOBAL TRUST


By:   /S/ DEBORAH R. GATZEK
      Deborah R. Gatzek
      Vice President & Secretary



FRANKLIN ADVISERS, INC.

By:   /S/ HARMON E. BURNS
      Harmon E. Burns
      Executive Vice President